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                                                                    EXHIBIT 99.5

                 MIDLAND FABRICATORS AND PROCESS SYSTEMS, L.L.C.

                                    SUITE 300
                           3636 N. CAUSEWAY BOULEVARD
                             METAIRIE, LA 70002-7216
                      PHONE: 504-837-5766 FAX: 504-837-3753

                                 AUGUST 14, 2002




UNIFAB INTERNATIONAL, INC.
P.O. Box 11308
New Iberia, LA   70562-1308                                 VIA FAX 337-373-5627
                                                            --------------------

ATTENTION:  MR. PETER J. ROMAN

Gentlemen:

      As the holder of the debt contemplated by and created pursuant to that certain Credit Agreement by and among UNIFAB International, Inc. ("Borrower")

and Bank One, Louisiana, National Association (as agent) and the Lenders party thereto, dated as of November 30, 1999, as subsequently amended on various occasions (the "Credit Agreement"), Midland Fabricators and Process Systems,

L.L.C. hereby waives as of the date hereof any default in payment and/or violation of the covenants and provisions of the Credit Agreement.

Yours very truly,

MIDLAND FABRICATORS AND PROCESS
SYSTEMS, L.L.C.


/S/ Frank J. Cangelosi, Jr.
---------------------------
Frank J. Cangelosi, Jr.
Secretary - Treasurer